EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Transition Therapeutics Inc. of our report dated September 7, 2012 relating to the consolidated financial statements, which appears in Transition Therapeutics Inc.’s Annual Report on Form 20-F for the year ended June 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
July 9, 2013